UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 2, 2011

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 2, 2011, LSB Industries, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders.  At the annual meeting, the stockholders (1) elected five nominees to serve on the Board of Directors, (2) ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2011, (3) voted, on an advisory basis, in favor of a non-binding resolution approving the 2010 compensation of the Company’s named executive officers, and (4) voted, on a non-binding advisory basis, in favor of holding future advisory votes on executive compensation every year.  The final voting results for each of these matters are set forth below.
1.      Election of Directors:
Nominee	Number for Votes For	Number of Votes Withheld
Steven J. Golsen	17,396,025.5	736,143
Bernard G. Ille	15,878,594.5	2,253,574
Donald W. Munson	17,244,432.5	887,736
Ronald V. Perry	17,502,693.5	629,475
Tony M. Shelby	15,781,721.5	2,350,447

There were 2,469,864 broker non-votes on this matter.

2.      Ratification of Appointment of Independent Registered Public Accounting Firm:

Number of Votes For:	20,200,611.5
Number of Votes Against:	385,619
Number of Votes Abstaining:	15,802

There were no broker non-votes on this matter.

3.      Advisory Vote on Executive Compensation:

Number of Votes For:	17,914,154.5
Number of Votes Against:	193,786
Number of Votes Abstaining:	24,228

There were 2,469,864 broker non-votes on this matter.

4.      Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

One Year:	9,972,660
Two Years:	103,960
Three Years:	8,043,647.5
Number of Votes Abstaining:	11,901

There were 2,469,864 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 8, 2011

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer